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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 24, 1999
                        (Date of earliest event reported)

                             THE CERPLEX GROUP, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                       1-8456                 75-1539534
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


             111 Pacific Avenue Suite 300, Irvine, California 92618
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               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (949) 754-5300

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Item 5.    Other Events.
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         On November 24, 1999, The Cerplex Group, Inc. and its domestic subsidiary Cerplex, Inc. entered into a Loan and Security Agreement with Congress Financial Corporation (Western) providing for a $13 million senior secured revolving credit facility. The credit facility, which matures in February 2001, will provide additional working capital and financing for The Cerplex Group, Inc.'s domestic operations. Loans under the loan agreement bear interest at fluctuating rates of either the Prime Rate, as defined, plus 1/2% or the Adjusted Eurodollar Rate, as defined, plus 2-3/4%. The agreement also contains customary financial covenants and events of default for financings of this type.

         The foregoing is not a complete description of the terms of the Loan and Security Agreement and is subject to and qualified in its entirety by reference to the Loan and Security Agreement, filed herewith as Exhibit 4.1 to this Report and incorporated herein by reference.




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                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THE CERPLEX GROUP, INC.
                                  (Registrant)


                                  By:    /S/Richard Alston
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                                       Name: Richard Alston
                                       Title:  President and Chief Operating
                                               Officer



Date:  December 1, 1999